UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 1, 2022
Date of Report (Date of earliest event reported)

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657		36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

14901 South Orange Blossom Trail	Orlando	FL	32837
(Address of principal executive offices)			(Zip Code)

407 826-5050
Registrant's telephone number, including area code
_________________________________________
Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2022, Tupperware Brands Corporation (the “Company”), Tupperware Products AG (“the Swiss Subsidiary Borrower”), Administradora Dart, S. de R.L. de C.V. (“the Mexican Subsidiary Borrower”), and Tupperware Brands Asia Pacific Pte. Ltd (“the Singaporean Subsidiary Borrower”, together with the Company, the Swiss Subsidiary Borrower and the Mexican Subsidiary Borrower, the “Borrowers”), entered into the first amendment (the “Amendment”) to that certain Credit Agreement dated as of November 23, 2021 (the “Credit Agreement”) by and among the Borrowers, Wells Fargo Bank, National Association, as administrative agent and the lenders party thereto. The Amendment, among other things, provides (i) for the transition from a LIBOR to Term SOFR benchmark, with a 10 basis point credit spread adjustment for all tenors, (ii) that the Company’s Consolidated Net Leverage Ratio (as defined in the Credit Agreement and which is calculated net of up to $100 million of unrestricted cash and cash equivalents (“Cash Netting”)) may be 4.50 to 1.00 for the third fiscal quarter 2022 and 4.25 to 1.00 for the fourth fiscal quarter 2022 and first fiscal quarter 2023 (such period, the “Covenant Adjustment Period”), stepping down to 3.75 to 1.00 for the second fiscal quarter 2023 and for the fiscal quarters thereafter (rather than requiring a maximum ratio of 3.75 to 1.00 for all fiscal-quarter ends), and (iii) that the maximum applicable margin for Term SOFR Loans (as defined in the Credit Agreement), Eurocurrency Loans (as defined in the Credit Agreement) and Basic ESTR Loans (as defined in the Credit Agreement) will increase from a maximum of 2.25% (or 2.285% for Daily Simple SONIA Loans (as defined in the Credit Agreement)) and 1.25% for Base Rate Loans (as defined in the Credit Agreement)) (collectively, the “Initial Maximum Applicable Margins”) to (a) if the Company’s Consolidated Net Leverage Ratio is greater than 3.00 to 1.00 but less than 3.50 to 1.00, 2.50% for Term SOFR Loans, Eurocurrency Loans and Basic ESTR Loans (or 2.535% for Daily Simple SONIA Loans) and 1.50% for Base Rate Loans and (b) if the Company’s Consolidated Net Leverage ratio is greater than 3.50 to 1.00, 2.75% for Term SOFR Loans, Eurocurrency Loans and Basic ESTR Loans (or 2.785% for Daily Simple SONIA Loans) and 1.75% for Base Rate Loans. In addition, the commitment fee for unused commitments will increase from a maximum of 0.275% (the “Initial Maximum Commitment Fee”) to (a) if the Company’s Consolidated Net Leverage Ratio is greater than 3.00 to 1.00 but less than 3.50 to 1.00, 0.325% and (b) if the Company’s Consolidated Net Leverage ratio is greater than 3.50 to 1.00, 0.375%. Each of the maximum applicable margins and the maximum commitment fee will revert back to the Initial Maximum Applicable Margins and the Initial Maximum Commitment Fee on the first fiscal quarter after the termination of the Covenant Adjustment Period for which the Company delivers a compliance certificate demonstrating that its Consolidated Net Leverage Ratio is less than or equal to 2.75 to 1.00 for two consecutive fiscal quarters. The Company’s ability to incur incremental facilities under the Credit Agreement, incur certain debt, incur certain liens, make certain investments and restricted payments, consummate certain internal reorganizations and rely on certain reinvestment exceptions to the mandatory prepayment provisions will be restricted during the Covenant Adjustment Period.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which will be filed with the Form 10-Q for the quarter ended September 24, 2022.

Item 2.02 Results of Operations and Financial Condition.

On August 3, 2022, Tupperware Brands Corporation (the "Company" or the "Registrant") issued an earnings release, as well as supplemental non-GAAP information. A copy of the earnings release is furnished with this Current Report on Form 8-K as Exhibit 99.1, and a copy of the supplemental non-GAAP information is furnished with this Current Report on Form 8-K as Exhibit 99.2. All information in the news release and the supplemental non-GAAP information is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporated it by reference.

The earnings release and supplemental non-GAAP information furnished with this Current Report on Form 8-K include measures that exclude certain items required to be presented under generally accepted accounting principles (“GAAP”). These measures are not recognized under generally accepted accounting principles (“GAAP”) and are referred to as “non-GAAP financial measures” in Regulation G under the Exchange Act. The Company believes these measures are of interest to investors and facilitate useful period-to-period comparisons of the Company’s financial results, and this information is used by the Company in evaluating internal performance. The non-GAAP measures are reconciled to the most directly comparable GAAP measure in tables at the end of the earnings release and in the supplemental non-GAAP information.

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2022, the Board of Directors (the “Board”) of the Company elected Mark Burgess to serve as a director and expanded the size of the Board to 12 directors, with both actions effective August 4, 2022. The Board determined that Mr. Burgess satisfies the requirements of the New York Stock Exchange and the criteria of the Board to constitute an “independent” director. There were no arrangements or understandings pursuant to which Mr. Burgess was selected or any relationships or related transactions between the Company and Mr. Burgess of the type required to be disclosed under applicable Securities and Exchange Commission (“SEC”) rules. Mr. Burgess will serve as a member of the Audit & Finance Committee of the Board. Mr. Burgess will participate in the compensation program for non-employee directors described in the Company’s Definitive Proxy Statement filed with the SEC on March 22, 2022.

A copy of the Company’s press release announcing Mr. Burgess’s election is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Tupperware Brands Corporation dated August 3, 2022

99.2	Supplemental non-GAAP information

99.3	Press Release Announcing Appointment of Mark Burgess dated August 3, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of the exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION
(Registrant)

Date:	August 3, 2022	By:	/s/ Karen M. Sheehan
Karen M. Sheehan
Executive Vice President, Chief Legal Officer & Secretary